UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of principal executive offices) (Zip Code)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events and Regulation FD Disclosure

        Donaldson Company, Inc. announced today that it has acquired 100 percent of the shares of Aerospace Filtration Systems, Inc. (“AFS”) from Westar Aerospace and Defense Group, Inc.

        AFS, based in St. Charles, Mo., is the industry leader in designing, developing and manufacturing high-performance air filters for commercial and military aircraft. AFS had annual sales of approximately $18 million in calendar year 2006.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release dated March 1, 2007 announcing the Company’s acquisition of Aerospace Filtration Systems, Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 1, 2007 announcing the Company’s acquisition of Aerospace Filtration Systems, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 1, 2007

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell

Name: Norman C. Linnell
Title: Vice President, General Counsel
and Secretary